UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2003

HENDERSON CITIZENS BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	033-42286	75-2371232
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 West Main Street, P.O. Box 1009

Henderson, Texas 75653

(Address of principal executive offices)

(903) 657-8521

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item	5. Other Events.

On February 23, 2003, Henderson Citizens Bancshares, Inc., Henderson, Texas (“Henderson Citizens”), the holding company for Citizens National Bank, entered into an Agreement and Plan of Merger with HCB Merger Corp., a wholly-owned subsidiary of Henderson Citizens (“Newco”), providing for the merger of Newco with and into Henderson Citizens. As a result of the merger, shareholders of Henderson Citizens who own less than 500 shares will receive $32.00 in cash for each share they own as of the effective time of the merger.

Consummation of the merger is subject to the satisfaction of various conditions, including, but not limited to, approval of the Agreement and Plan of Merger by the shareholders of Henderson Citizens and the aggregate cash merger consideration being less than $3 million.

Additional information regarding the merger is set forth in the Press Release of Henderson Citizens and the Agreement and Plan of Merger, copies of which are filed with this Report and incorporated herein by reference.

Item	7. Financial Statements and Exhibits.

(c)    Exhibits.

The following exhibits are furnished in accordance with Item 601 of Regulation S-K:

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Merger, dated February 23, 2003, by and between Henderson Citizens Bancshares, Inc. and HCB Merger Corp.

Exhibit 99.1	Press Release, dated February 23, 2003

Exhibit 99.2	Letter to Shareholders, dated February 21, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Henderson Citizens Bancshares, Inc. (Registrant)

Date: February 25, 2003	By:	/s/ Milton S. McGee
Name: Milton S. McGee Title: President and CEO